Exhibit 11

                                        COMPUTATION OF EARNINGS PER COMMON SHARE
                                                     (UNAUDITED)
                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                           THREE MONTHS ENDED                NINE MONTHS ENDED
                                                                              SEPTEMBER 30,                     SEPTEMBER 30,
                                                                          1999            2000             1999              2000
                                                                          ----            ----             ----              ----
BASIC EARNINGS
     Income before the cumulative effect or a change
      in accounting principles and extraodinary items ..........         $ 1,393         $15,653         $ 29,173          $ 50,807
     Cumulative effect of a change in
      in accounting principles .................................            --              --             (5,315)             --
                                                                         -------         -------         --------          --------
     Income before extraordinary items ........................            1,393          15,653           23,858            50,807
     Extraordinary items .......................................            --              --               --                (302)
                                                                         -------         -------         --------          --------
        Net earnings ...........................................         $ 1,393         $15,653         $ 23,858          $ 50,505
                                                                         =======         =======         ========          ========

     Shares:
      Weighted average number of common
        shares outstanding .....................................          51,059          44,886           51,568            45,982
                                                                         =======         =======         ========          ========
     Basic earnings per common share:
      Income before the cumulative effect or a change
        in accounting principles and extraodinary items ........         $  0.03         $  0.35         $   0.56          $   1.10
      Cumulative effect of a change in
        accounting principles ..................................            --              --              (0.10)             --
      Extraordinary items ......................................            --              --               --                --
                                                                         -------         -------         --------          --------
        Net earnings ...........................................         $  0.03         $  0.35         $   0.46          $   1.10
                                                                         =======         =======         ========          ========

DILUTED EARNINGS

     Income before the cumulative effect or a change
      in accounting principles and extraodinary items ..........         $ 1,393         $15,653         $ 29,173          $ 50,807
     Cumulative effect of a change in
      accounting principles ....................................            --              --             (5,315)             --
                                                                         -------         -------         --------          --------
     Income before extraordinary items .........................           1,393          15,653           23,858            50,807
     Extraordinary items .......................................            --              --               --                (302)
                                                                         -------         -------         --------          --------
        Net earnings as adjusted ...............................         $ 1,393         $15,653         $ 23,858          $ 50,505
                                                                         =======         =======         ========          ========

     Shares:
      Weighted average number of common
        shares outstanding .....................................          51,059          44,886           51,568            45,982
      Options issued ...........................................           1,030             958            1,209               769
                                                                         -------         -------         --------          --------
      Weighted average number of common
        shares outstanding as adjusted .........................          52,089          45,844           52,777            46,751
                                                                         =======         =======         ========          ========
     Diluted earnings per common share:
      Income before the cumulative effect of a change
        in accounting principles ...............................         $  0.03         $  0.34         $   0.55          $   1.08
      Cumulative effect of a change in
        accounting principles ..................................            --              --              (0.10)             --
      Extraordinary items ......................................            --              --               --                --
                                                                         -------         -------         --------          --------
        Net earnings ...........................................         $  0.03         $  0.34         $   0.45          $   1.08
                                                                         =======         =======         ========          ========